UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2025

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Tonix Pharmaceuticals Holding Corp. (the “Company”) is disclosing selected preliminary operating results for the quarter ended June 30, 2025, and certain preliminary financial condition information as of July 25, 2025, as set forth below:

•	The Company ended the quarter with approximately $125.3 million in cash and cash equivalents. As of July 25, 2025, the Company had 8,745,174 shares of common stock outstanding.
•	The Company’s net cash used in operating activities for the quarter ended June 30, 2025 was approximately $16.3 million compared to $9.9 million for the quarter ended June 30, 2024.
•	The Company’s capital expenditures for the quarter ended June 30, 2025, was approximately $1.1 million compared to $0 for the quarter ended June 30, 2024.
•	The Company’s net operating loss for the quarter ended June 30, 2025, was approximately $26.3 million compared to $78.8 million for the quarter ended June 30, 2024.
•	The Company’s net revenue from the sale of its marketed products for the quarter ended June 30, 2025, was approximately $2.0 million compared to $2.2 million for the quarter ended June 30, 2024.

The Company believes that, based on its current operating plan, its cash resources at June 30, 2025, and the net proceeds of $50.6 million that it raised from equity offerings in the third quarter of 2025, will meet its planned operating and capital expenditure requirements into the third quarter of 2026.

The above information is preliminary financial information for the quarter ended June 30, 2025 and subject to completion. The unaudited, estimated results for the quarter ended June 30, 2025 are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter and year-end closing procedures and/or adjustments, the completion of the Company’s consolidated financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the quarter ended June 30, 2025, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to its actual results for the quarter ended June 30, 2025. In addition, EisnerAmper LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the quarter ended June 30, 2025, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors.

The Company currently expects to file its Quarterly Report on Form 10-Q, including its financial statements for the quarter ended June 30, 2025, on or about August 11, 2025.

Item 8.01	Financial Statements and Exhibits.

The information included in Item 2.02 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 25, 2025	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer